Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 5, 2020 (May 21, 2020 as to Note 19), relating to the financial statements of PPD, Inc. appearing in the Current Report on Form 8-K of PPD, Inc. dated May 21, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

September 14, 2020